News Release	Contact:
For Immediate Release	Anna Austin, EVP, Corporate Communications (314) 523-8354 Email: investor.relations@tlcvision.com

TLCVision Announces TLC Center at the Southern California College of Optometry

ST. LOUIS, MO, — January 19, 2006 — TLC Vision Corporation (NASDAQ:TLCV; TSX:TLC), North America’s premier eye care services company, announced today that the Southern California College of Optometry (SCCO), has reached an agreement with Laser Eye Care of California, LLC — the managing entity of TLC Laser Eye Centers in California, to establish a laser vision correction center on its Fullerton campus. The center will be called TLC at the Southern California College of Optometry and is a relocation of the TLC Brea Center.

“Being involved in optometric education with a laser vision correction center is an important milestone for TLC. Refractive surgery is a significant part of vision correction today, and to have this facility on campus should benefit both SCCO’s patients and the doctors of the future,” said John Potter, O.D., Vice President of Clinical Services for TLC’s parent company TLCVision.

“The College’s commitment to outstanding patient care, education and research is coupled with TLC’s quality patient care and its nationwide team of doctors,” said SCCO President Lesley L. Walls, O.D., M.D., D.O.S. “The addition of laser vision correction services on our main campus will enrich the lives of our patients and enhance the educational experience for our students.

“The affiliated ophthalmologists of TLC provide a wide array of surgical procedures that will be of benefit to our patients,” remarked Dr. Walls. “TLC has also made a commitment for all future technological advances to be integrated into their patient care program at the Southern California College of Optometry.”

Established in 1904, the Southern California College of Optometry is a private, independent and fully accredited, four-year professional degree college granting the Doctor of Optometry (O.D.) degree. The College’s Eye Care Center serves as both a teaching facility and major community health service center. Vision care for patients of all ages – infants to seniors – is provided. Specialty care services include binocular vision, pediatric vision care and pediatric contact lenses; ocular prosthetics; cornea and contact lenses; ocular health diagnosis, treatment and management; electrodiagnostics; low vision rehabilitation; and vision therapy. TLC will be located at the SCCO’s Eye Care Center, 2575 Yorba Linda Blvd., Fullerton.

About TLCVision

TLCVision is North America’s premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality patient care. Through its centers management and technology access service models, and its managed care contracting strength, TLCVision maintains leading positions in Refractive, Cataract, and AMD markets. More information about TLCVision can be found on the web site at www.tlcv.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934, which statements can be identified by the use of forward looking terminology, such as “may”, “will”, “expect”, ”intend”, “anticipate”, “estimate”, “predict”, “plans” or “continue” or the negative thereof or other variations thereon or comparable terminology referring to future events or results. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including the timing of expenditures, effects of competition, changes to pricing, acquisitions and expansion opportunities, any of which could cause actual results to vary materially from current results or TLCVision’s anticipated future results. See the Company’s reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward looking statements. TLCVision assumes no obligation to update the information contained in this press release.